Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES SECOND QUARTER 2015 RESULTS

- Establishes 2015 Third Quarter Guidance and Updates Full Year Guidance -
- Declares 2015 Third Quarter Dividend -

WYOMISSING, PA. — July 30, 2015 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused REIT in North America, today announced results for the quarter ended June 30, 2015.

Financial Highlights

	Three Months Ended June 30,
(in millions, except per share data)	2015 Actual	2015 Guidance (1)	2014 Actual
Net Revenue	$163.8	$162.7	$160.8
Adjusted EBITDA (2)	$108.6	$110.6	$106.9
Net Income	$45.9	$48.3	$47.0
Funds From Operations (3)	$69.9	$72.2	$70.3
Adjusted Funds From Operations (4)	$79.0	$81.3	$77.9

Net income, per diluted common share	$0.38	$0.41	$0.40
FFO, per diluted common share	$0.59	$0.61	$0.60
AFFO, per diluted common share	$0.66	$0.69	$0.66

(1)  The guidance figures in the tables above present the guidance provided on May 4, 2015, for the three months ended June 30, 2015.

(2)  Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

(3)  Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(4)  Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by capital maintenance expenditures.

Gaming and Leisure Properties, Inc. Chief Executive Officer, Peter M. Carlino commented, “Regional gaming trends across the United States are encouraging as reflected in the PENN rent coverage ratio increase from 1.785:1 for the five months ended March, 31, 2015, to 1.85:1 for the eight months ended June 30, 2015. Our second quarter results from rental activities were favorable to guidance by $0.8 million. Property results in the TRS were approximately $0.6 million better than guidance. Property results compared with prior year reflect the impact of the Baltimore Horseshoe on Perryville. Corporate expenses were approximately $3.3 million higher than guidance reflecting the professional fees associated with Pinnacle Entertainment, Inc. (“Pinnacle”) efforts and The Meadows Racetrack and Casino litigation.

As previously announced, we have reached an agreement with Pinnacle Entertainment, Inc. to acquire their real estate assets. We believe this transformational transaction, which adds 14 properties in 7 states to our portfolio, will provide significant immediate and long term benefits to all stakeholders. At the close of this transaction, which is expected in the first quarter of 2016, Gaming and Leisure Properties will be the third largest triple-net REIT based on market capitalization, with the associated advantages of enhanced scale, stable cash flows, tenant and geographic diversity, and balance sheet strength. As a management team, we have been focused on driving outsized shareholder value by engaging in complex transactions and believe this transaction positions us very well for sustained growth.”

Portfolio Update

GLPI owns approximately 3,111 acres of land and 7.2 million square feet of building space, which was 100% occupied as of June 30, 2015. At the end of the second quarter of 2015, the Company owned the real estate associated with 21 casino facilities and leases 18 of these facilities to Penn National Gaming, Inc. (“PENN”) and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary of GLPI (GLP Holdings, Inc.).

In November 2013, the Company entered into a triple-net lease with PENN, in which substantially all of PENN's former real property assets were leased back to PENN (the “Master Lease”). We currently estimate PENN's rent coverage ratio to be 1.85:1.

Capital project expenditures, which totaled $5.1 million for the three months ended June 30, 2015, primarily related to the Corporate headquarters and completion of Dayton and Youngstown. Capital maintenance expenditures at the TRS properties were $0.8 million for the three months ended June 30, 2015.

Balance Sheet Update

The Company had $31.1 million of unrestricted cash on hand and $2.6 billion in total debt, including $300.0 million of debt outstanding under its unsecured credit facility term loan and $215.0 million outstanding under its unsecured credit facility revolver at June 30, 2015.  The Company’s debt structure at June 30, 2015 was as follows:

	As of June 30, 2015
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	1.780%	$300,000
Unsecured $700 Million Revolver (1)	1.686%	215,000
Senior Unsecured Notes Due 2018	4.375%	550,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2023	5.375%	500,000
Capital Lease	4.780%	1,439
Total long-term debt		2,566,439
Less current maturities of long-term debt		(100)
Long-term debt, net of current maturities		$2,566,339

(1)       The margin on the term loan and revolver is Libor plus 1.50%. The Company's credit facility matures on October 28, 2018.

Dividends

On May 1, 2015, the Company’s Board of Directors declared the second quarter dividend.  Shareholders of record on June 11, 2015 received $0.545 per common share, which was paid on June 26, 2015.  On July 30, 2015, the Company declared its third quarter dividend of $0.545 per common share, payable on September 25, 2015 to shareholders of record on September 14, 2015.

Guidance

The table below sets forth current guidance targets for financial results for the 2015 third quarter and full year, based on the following assumptions:

•
Total rental income of approximately $499.2 million for the year and $124.7 million for the third quarter, consisting of approximately $435.4 million for the year and $108.7 million for the third quarter from PENN, approximately $14.0 million for the year and $3.5 million for the third quarter from Casino Queen, $53.0 million for the year and $13.3 million for the third quarter of property taxes paid by tenants, and reduced by approximately $3.2 million for the year and $0.8 million for the third quarter of non-assigned land lease payments made by PENN;

•	Incremental escalator on the PENN building rent component anticipated to be effective November 1, 2015, which increases 2015 annual rent by $0.7 million;

•
TRS EBITDA of approximately $36.0 million for the year and $8.3 million for the third quarter and capital maintenance expenditures of approximately $3.5 million for the year and $0.7 million for the third quarter;

•	Capital project expenditures of approximately $12.0 million for the year and $1.2 million for the third quarter;

•	Blended income tax rate at the TRS entities of 40%;

•	LIBOR is based on the forward yield curve;

•	Real estate depreciation of approximately $95.5 million for the year and $23.9 million in the third quarter;

•	Non-real estate depreciation of approximately $14.4 million for the year and $3.8 million in the third quarter;

•	Equity-related employee compensation affecting EBITDA includes the following:

•
Expense of approximately $5.1 million for the year and $1.1 million for the third quarter related to cash-settled equity compensation awards issued pre-spin, which are fully vested by the first quarter of 2017;

•
Expense of approximately $11.6 million for the year and $2.9 million for the third quarter for payments in lieu of dividends on vested stock options issued pre-spin, which are expected to be paid through October 31, 2016;

•
Equity-related employee compensation that does not affect EBITDA includes non-cash expense of approximately $16.8 million for the year and $4.1 million for the third quarter for amortization of stock options issued pre-spin and the issuance of new restricted stock awards;

•	Interest expense includes approximately $8.1 million for the year and $2.0 million for the third quarter of debt issuance costs amortization;

•
For the purpose of the dividend calculation, AFFO is reduced by approximately $7.5 million for the full year and $1.8 million for the third quarter prior to calculation of the dividend to account for dividends on shares that will be outstanding after options held by PENN employees are exercised;

•
The basic share count is approximately 114.3 million shares for the year and 114.5 million shares for the third quarter and the fully diluted share count is approximately 119.3 million shares for the year and 119.5 million shares for the third quarter; and

•	Excludes expenses related to the acquisition of Pinnacle's real estate assets, which was announced on July 21, 2015.

	Three Months Ending September 30,		Full Year Ending December 31,
(in millions, except per share data)	2015 Guidance	2014 Actual	2015 Revised Guidance	2015 Prior Guidance (4)	2014 Actual
Net Revenue	$160.6	$157.8	$646.2	$644.0	$635.9
Adjusted EBITDA (1)	$109.7	$107.5	$437.9	$438.6	$422.5
Net Income	$47.7	$49.9	$187.9	$188.8	$185.4
Funds From Operations (2)	$71.5	$73.2	$283.5	$284.4	$278.1
Adjusted Funds From Operations (3)	$80.8	$81.2	$319.3	$320.2	$309.0

Net income, per diluted common share	$0.40	$0.42	$1.58	$1.59	$1.58
FFO, per diluted common share	$0.60	$0.62	$2.38	$2.39	$2.37
AFFO, per diluted common share	$0.68	$0.69	$2.68	$2.70	$2.63

(1)         Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

(2)         Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(3)         Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by capital maintenance expenditures.

(4)         The guidance figures in the tables above present the guidance provided on May 4, 2015 for the full year ended December 31, 2015.

Conference Call Details

The Company will hold a conference call on July 30, 2015 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
Domestic: 1-877-705-6003
International: 1-201-493-6725

Conference Call Playback:

Domestic: 1-877-870-5176
International: 1-858-384-5517
Passcode: 13612586
The playback can be accessed through August 6, 2015.

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects (including successful resolution of outstanding litigation against the owners of the Meadows Racetrack & Casino); GLPI’s ability to enter into definitive agreements with a third party operator for the Meadows Racetrack & Casino; the ultimate timing and outcome of the Company's proposed acquisition of substantially all of the real estate assets of Pinnacle Entertainment, Inc. (“Pinnacle”), including the Company's and Pinnacle's ability to obtain the financing and third party approvals and consents necessary to complete the acquisition; the ultimate outcome and results of integrating the assets to be acquired by the Company in the proposed transaction with Pinnacle; the effects of a transaction between GLPI and Pinnacle on each party, including the post-transaction impact on GLPI's financial condition, operating results, strategy and plans; GLPI's ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with the proposed transaction with Pinnacle, GLPI intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of GLPI and Pinnacle that also constitutes a prospectus of GLPI. GLPI and Pinnacle also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by GLPI and Pinnacle with the SEC at the SEC's website at www.sec.gov.

Certain Information Regarding Participants

GLPI and Pinnacle and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of GLPI's directors and executive officers in GLPI's Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and its proxy statement for its 2015 Annual

Meeting, which was filed with the SEC on April 30, 2015. Investors may obtain information regarding the names, affiliations and interests of Pinnacle's directors and executive officers in Pinnacle's Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and its proxy statement for its 2015 Annual Meeting, which was filed with the SEC on April 10, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read the joint proxy statement/prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents at the SEC's website at www.sec.gov.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Brad Cohen
T: 203-682-8211
Email: Brad.Cohen@icrinc.com

Kara Smith
T: 646-277-1211
Email: Kara.Smith@icrinc.com

Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Rental	$112,251	$107,298	$223,755	$213,412
Real estate taxes paid by tenants (1)	12,943	12,446	26,293	24,444
Total rental revenue	125,194	119,744	250,048	237,856
Gaming	37,131	39,449	73,510	78,204
Food, beverage and other	2,855	3,088	5,670	5,919
Total revenues	165,180	162,281	329,228	321,979
Less promotional allowances	(1,357)	(1,495)	(2,744)	(2,865)
Net revenues	163,823	160,786	326,484	319,114
Operating expenses
Gaming	20,271	22,167	39,287	43,729
Food, beverage and other	2,177	2,509	4,361	5,055
Real estate taxes (1)	13,209	12,856	26,964	25,279
General and administrative (2)	23,722	19,531	45,261	40,472
Depreciation	27,617	26,349	55,028	52,871
Total operating expenses	86,996	83,412	170,901	167,406
Income from operations	76,827	77,374	155,583	151,708

Other income (expenses)
Interest expense	(29,585)	(29,108)	(59,147)	(58,082)
Interest income	585	668	1,180	1,214
Total other expenses	(29,000)	(28,440)	(57,967)	(56,868)

Income from operations before income taxes	47,827	48,934	97,616	94,840
Income tax expense	1,882	1,922	4,584	3,516
Net income	$45,945	$47,012	$93,032	$91,324

Earnings per common share:
Basic earnings per common share	$0.40	$0.42	$0.81	$0.82
Diluted earnings per common share	$0.38	$0.40	$0.78	$0.78

(1)         According to ASC 605, Revenue Recognition, the Company is required to gross up rental income by the amount of real estate taxes paid by tenants under the triple-net lease structure and also reflect an offsetting expense in operating expenses.

(2)         General and administrative expenses include payroll related expenses, insurance, utilities, supplies and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended June 30,		Three Months Ended June 30,
	2015	2014	2015	2014
Real estate	$125,194	$119,744	$98,819	$96,647
GLP Holdings, LLC. (TRS)	38,629	41,042	9,802	10,213
Total	$163,823	$160,786	$108,621	$106,860

	NET REVENUES		ADJUSTED EBITDA
	Six Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Real estate	$250,048	$237,856	$199,162	$189,910
GLP Holdings, LLC. (TRS)	76,436	81,258	20,021	19,915
Total	$326,484	$319,114	$219,183	$209,825

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Real estate general and administrative expenses (1)	$17,589	$13,785	$33,144	$28,587
GLP Holdings, LLC. (TRS) general and administrative expenses	6,133	5,746	12,117	11,885
Total	$23,722	$19,531	$45,261	$40,472

(1)         Includes stock based compensation of $8.2 million and $17.4 million for the three and six months ended June 30, 2015, respectively and $7.1 million and $13.2 million for the three and six months ended June 30, 2014, respectively.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$45,945	$47,012	$93,032	$91,324
Losses from dispositions of property	66	1	67	159
Real estate depreciation	23,925	23,292	47,851	46,733
Funds from operations	$69,936	$70,305	$140,950	$138,216
Other depreciation (1)	3,692	3,057	7,177	6,138
Debt issuance costs amortization	2,019	2,011	4,039	4,018
Stock based compensation	4,111	3,136	8,505	5,087
Maintenance CAPEX (2)	(775)	(597)	(1,726)	(1,468)
Adjusted funds from operations	$78,983	$77,912	$158,945	$151,991
Interest, net	29,000	28,440	57,967	56,868
Income tax expense	1,882	1,922	4,584	3,516
Maintenance CAPEX (2)	775	597	1,726	1,468
Debt issuance costs amortization	(2,019)	(2,011)	(4,039)	(4,018)
Adjusted EBITDA	$108,621	$106,860	$219,183	$209,825

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$43,684	$44,380	$88,063	$86,424
Losses from dispositions of property	46	—	46	—
Real estate depreciation	23,925	23,292	47,851	46,733
Funds from operations	$67,655	$67,672	$135,960	$133,157
Other depreciation	468	—	935	—
Debt issuance costs amortization	2,019	2,011	4,039	4,018
Stock based compensation	4,111	3,136	8,505	5,087
Maintenance CAPEX	—	—	—	—
Adjusted funds from operations	$74,253	$72,819	$149,439	$142,262
Interest, net (1)	26,399	25,839	52,766	51,666
Income tax expense	186	—	996	—
Maintenance CAPEX	—	—	—	—
Debt issuance costs amortization	(2,019)	(2,011)	(4,039)	(4,018)
Adjusted EBITDA	$98,819	$96,647	$199,162	$189,910

(1)         Interest expense, net is net of intercompany interest eliminations of $2.6 million and $5.2 million for both the three and six months ended June 30, 2015 and 2014, respectively.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$2,261	$2,632	$4,969	$4,900
Losses from dispositions of property	20	1	21	159
Real estate depreciation	—	—	—	—
Funds from operations	$2,281	$2,633	$4,990	$5,059
Other depreciation (1)	3,224	3,057	6,242	6,138
Debt issuance costs amortization	—	—	—	—
Stock based compensation	—	—	—	—
Maintenance CAPEX (2)	(775)	(597)	(1,726)	(1,468)
Adjusted funds from operations	$4,730	$5,093	$9,506	$9,729
Interest, net	2,601	2,601	5,201	5,202
Income tax expense	1,696	1,922	3,588	3,516
Maintenance CAPEX (2)	775	597	1,726	1,468
Debt issuance costs amortization	—	—	—	—
Adjusted EBITDA	$9,802	$10,213	$20,021	$19,915

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.